Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS FOURTH QUARTER AND FISCAL YEAR END RESULTS

San Jose, CA — October 30, 2017.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fourth quarter and fiscal year ended September 30, 2017.

Fourth Quarter Fiscal 2017 Summary

•            Revenue of $1.76 billion

•            GAAP operating margin of 2.5 percent

•            GAAP diluted earnings per share of $0.33

•            Non-GAAP(1) operating margin of 3.5 percent

•            Non-GAAP diluted earnings per share of $0.64

Fiscal Year 2017 Summary

•            Revenue of $6.87 billion

•            GAAP diluted earnings per share of $1.78

•            Non-GAAP diluted earnings per share of $2.87

Revenue for the fourth quarter was $1.76 billion, compared to $1.71 billion in the prior quarter and $1.67 billion for the same period of fiscal 2016.  Revenue for fiscal year ended September 30, 2017 was $6.87 billion, compared to $6.48 billion for the fiscal year ended October 1, 2016.

GAAP operating income in the fourth quarter was $43.1 million or 2.5 percent of revenue, compared to $55.1 million or 3.3 percent of revenue for the same period a year ago.  GAAP operating income for fiscal year 2017 was $226.5 million, compared to $224.8 million in fiscal year 2016.  GAAP net income in the fourth quarter was $25.8 million, compared to $100.8 million for the same period a year ago.  GAAP diluted earnings per share for the fourth quarter was $0.33, compared to $1.30 in the same period a year ago.  GAAP net income for fiscal year 2017 was $138.8 million, compared to $187.8 million in fiscal year 2016.  GAAP diluted earnings per share in fiscal year 2017 was $1.78, compared to $2.38 in fiscal year 2016. (In the fourth quarter of 2016, the Company released valuation allowances attributable to certain U.S. and foreign deferred tax assets.  As a result of this release, fourth quarter and full year 2016 GAAP diluted earnings per share include a tax benefit of $1.24 and $1.22 per share.)

Non-GAAP operating income in the fourth quarter was $61.1 million or 3.5 percent of revenue, compared to $69.3 million or 4.2 percent of revenue for the same period a year ago.  Non-GAAP operating income for the full fiscal year was $275.2 million, compared to $257.5 million for fiscal year 2016.  Non-GAAP net income in the fourth quarter was $49.8 million, compared to $55.7 million for the same period a year ago.  Non-GAAP diluted earnings per share for the fourth quarter was $0.64, compared to $0.72 in the same period a year ago.  Non-GAAP net income for fiscal year 2017 was $224.6 million, compared to $200.0 million in fiscal year 2016.  Non-GAAP diluted earnings per share in fiscal year 2017 was $2.87, compared to $2.54 in fiscal year 2016.

Balance Sheet and Cash Flow Summary

•            Ending cash and cash equivalents were $406.7 million

•            Cash flow from operations was $49.3 million in Q4, and $251.0 million for FY’17

•            Repurchased 3.8 million common shares for $139.3 million in Q4, and 4.3 million shares for $159.6 million in FY’17

•            Inventory turns were 6.2x

•            Cash cycle days were 42.8 days

“Our fourth quarter revenue and cash generation were in line with our expectations.  However, our margins and non-GAAP EPS were a disappointment.  We have made significant investments for new business and programs, and these are taking longer to ramp than we expected,” stated Bob Eulau, Chief Executive Officer of Sanmina Corporation.  “Overall, fiscal year 2017 was a good year with revenue growth of 6 percent and non-GAAP EPS growth of 13 percent.  We delivered another solid year of cash flow from operations, which provides us the flexibility to support our longer-term growth objectives.  Additionally, we further demonstrated our commitment to return value to our shareholders by repurchasing 4.3 million shares for $160 million in fiscal 2017,” added Eulau.

“Looking forward to fiscal year 2018, we are excited about the new business programs and look forward to leveraging the structure we have put in place.  As always, our focus is on profitable growth and EPS expansion while controlling our spending,” concluded Eulau.

First Quarter Fiscal 2018 Outlook

The following outlook is for the first fiscal quarter ending December 30, 2017.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.75 billion to $1.80 billion

•                  GAAP diluted earnings per share between $0.58 to $0.64, including stock-based compensation expense of $0.08 and amortization of intangible assets of $0.02

•                  Non-GAAP diluted earnings per share between $0.68 to $0.74

Company Conference Call Information

Sanmina will hold a conference call regarding financial results for the fourth quarter and fiscal year 2017 on Monday, October 30, 2017 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be webcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 5694369.

(1) In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes to the extent material in the applicable period.   See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements contained in this release.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, storage, industrial, defense, medical, energy, and industries that include embedded computing technologies, such as point of sale devices, casino gaming and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the first quarter of fiscal 2018 and expectations for fiscal year 2018, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; operational and other inefficiencies; risks arising from our international operations; competition that could cause us to lose sales; reliance on a relatively small number of customers for a substantial portion of our sales; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Vice President, Investor Relations

(408) 964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	September 30,	October 1,
	2017	2016
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$406,661	$398,288
Accounts receivable, net	1,110,334	973,680
Inventories	1,051,669	946,239
Prepaid expenses and other current assets	47,586	57,445
Total current assets	2,616,250	2,375,652

Property, plant and equipment, net	640,275	617,524
Deferred tax assets	476,554	514,314
Other	114,284	117,732
Total assets	$3,847,363	$3,625,222

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,280,106	$1,121,135
Accrued liabilities	116,582	124,386
Accrued payroll and related benefits	130,939	127,326
Short-term debt	88,416	28,416
Total current liabilities	1,616,043	1,401,263

Long-term liabilities:
Long-term debt	391,447	434,059
Other	192,189	180,097
Total long-term liabilities	583,636	614,156

Stockholders’ equity	1,647,684	1,609,803
Total liabilities and stockholders’ equity	$3,847,363	$3,625,222

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
	2017	2016	2017	2016
Net sales	$1,755,003	$1,665,819	$6,868,619	$6,481,181
Cost of sales	1,631,152	1,538,548	6,348,708	5,966,899
Gross profit	123,851	127,271	519,911	514,282
Operating expenses:
Selling, general and administrative	65,332	61,435	251,568	244,604
Research and development	8,714	8,658	33,716	37,746
Amortization of intangible assets	918	918	3,672	3,446
Restructuring costs	1,218	1,210	1,339	2,701
Asset impairments	4,600	—	4,600	1,000
Gain on sales of long-lived assets	—	—	(1,451)	—
Total operating expenses	80,782	72,221	293,444	289,497
Operating income	43,069	55,050	226,467	224,785
Interest income	607	196	1,265	680
Interest expense	(5,678)	(6,270)	(21,934)	(24,911)
Other income, net	1,661	2,654	7,682	4,063
Interest and other, net	(3,410)	(3,420)	(12,987)	(20,168)
Income before income taxes	39,659	51,630	213,480	204,617
Provision for (benefit from) income taxes	13,811	(49,175)	74,647	16,779
Net income	$25,848	$100,805	$138,833	$187,838

Basic income per share	$0.35	$1.37	$1.86	$2.50
Diluted income per share	$0.33	$1.30	$1.78	$2.38

Weighted-average shares used in computing per share amounts:
Basic	74,281	73,549	74,481	75,094
Diluted	77,575	77,371	78,128	78,787

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
	2017	2016	2017	2016
GAAP Gross Profit	$123,851	$127,271	$519,911	$514,282
GAAP gross margin	7.1%	7.6%	7.6%	7.9%
Adjustments:
Stock compensation expense (1)	2,180	2,471	8,958	7,350
Amortization of intangible assets	902	902	3,608	3,974
Reversal of contingent consideration accrual (2)	—	—	—	(7,558)
Distressed customer charges (3)	(573)	957	(973)	957
Non-GAAP Gross Profit	$126,360	$131,601	$531,504	$519,005
Non-GAAP gross margin	7.2%	7.9%	7.7%	8.0%

GAAP Operating Income	$43,069	$55,050	$226,467	$224,785
GAAP operating margin	2.5%	3.3%	3.3%	3.5%
Adjustments:
Stock compensation expense (1)	11,012	8,948	37,920	26,907
Amortization of intangible assets	1,820	1,820	7,280	7,420
Reversal of contingent consideration accrual (2)	—	—	—	(7,558)
Distressed customer charges (3)	(573)	2,233	(973)	2,233
Restructuring costs	1,218	1,210	1,339	2,701
Gain on sales of long-lived assets	—	—	(1,451)	—
Asset impairments	4,600	—	4,600	1,000
Non-GAAP Operating Income	$61,146	$69,261	$275,182	$257,488
Non-GAAP operating margin	3.5%	4.2%	4.0%	4.0%

GAAP Net Income	$25,848	$100,805	$138,833	$187,838

Adjustments:
Operating income adjustments (see above), net of tax	12,820	8,987	32,203	20,684
Bargain purchase gain, net of tax (4)	—	—	—	(1,642)
Litigation settlements, net of tax (5)	—	(647)	—	(647)
Adjustments for deferred tax and discrete tax items	11,103	(53,468)	53,547	(6,195)
Non-GAAP Net Income	$49,771	$55,677	$224,583	$200,038

GAAP Net Income Per Share:
Basic	$0.35	$1.37	$1.86	$2.50
Diluted	$0.33	$1.30	$1.78	$2.38

Non-GAAP Net Income Per Share:
Basic	$0.67	$0.76	$3.02	$2.66
Diluted	$0.64	$0.72	$2.87	$2.54

Weighted-average shares used in computing per share amounts:
Basic	74,281	73,549	74,481	75,094
Diluted	77,575	77,371	78,128	78,787

(1)    Stock compensation expense was as follows:

	Three Months Ended		Twelve Months Ended
	Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
	2017	2016	2017	2016
Cost of sales	$2,180	$2,471	$8,958	$7,350
Selling, general and administrative	8,677	6,246	28,169	18,903
Research and development	155	231	793	654
Total	$11,012	$8,948	$37,920	$26,907

(2)    Represents a reduction in an accrual for contingent consideration related to an acquisiton completed in a previous period.

(3)    Relates to recovery of previously written-off inventory and bad debt associated with distressed customers.

(4)    Represents a bargain purchase gain, net of tax, recorded in connection with an acquisition.

(5)    Represents cash received in connection with certain litigation settlements.

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Infrequent Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements and gains and losses on sales of assets and redemptions of debt), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we include in our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company’s core results with those of its competitors.